Exhibit 99.1

Contact:	Paul Coghlan	5:00 EDT
	Vice President, Finance	Tuesday, October 17, 2006
	(408) 432-1900	US1

LINEAR TECHNOLOGY REPORTS YEAR OVER YEAR INCREASES TO REVENUE AND NET INCOME OVER THE FIRST QUARTER OF THE PREVIOUS FISCAL YEAR.

Milpitas, California, October 17, 2006, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that revenue for its quarterly period ended October 1, 2006, was $292.1 million, an increase of 14% over revenue of $256.0 million for the first quarter of the previous fiscal year. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal year 2007 was $112.4 million, or $0.37 diluted earnings per share, an increase of $13.2 million or 13% over GAAP net income of $99.2 million or $0.31 diluted earnings per share reported in the in the first quarter of the previous fiscal year. On a pro forma basis excluding the effects of all forms of stock-based compensation, net income was $124.2 million, or $0.41 diluted earnings per share, an increase of $15.7 million over pro forma net income of $108.5 million, or $0.35 share reported in the first quarter of the previous fiscal year.

The Company’s cash and short-term investments balance decreased $5.8 million net of spending $93.1 million to purchase 2.9 million shares of its common stock. A cash dividend of $0.15 per share will be paid on November 15, 2006 to stockholders of record on October 27, 2006.

According to Lothar Maier, CEO, "As we had forecasted, sales and profits were roughly similar to the previous quarter. However, the overall business environment was weaker than we expected and consequently, our bookings decreased slightly. Consumer bookings grew, but not to the extent we expected as customers remain cautious going into the holiday demand period. The December quarter that we are entering is difficult to forecast. Macroeconomic trends are reasonable and our positioning in customer programs is good. However, visibility is low and customers are guarded in their forecasting and inventory management. Consequently, given the usual seasonal slowdown in non-consumer businesses that takes place in December, we currently expect sales and profits in the December quarter to be down roughly 5% to 7% from the quarter just completed.”

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers’ ordering patterns and the anticipated trends in our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended July 2, 2006.

Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, October 18, 2006 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (719) 234-0008 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from October 18 through November 3, 2006. You may access this post view by calling (719) 457-0820 and entering reservation #5471499. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of October 18, 2006 until the first quarter earnings release next year.

Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include high performance amplifiers, comparators, voltage references, monolithic filters, linear regulators, DC-DC converters, battery chargers, data converters, communications interface circuits, RF signal conditioning circuits, and many other analog functions. Applications for Linear Technology’s high performance circuits include telecommunications, cellular telephones, networking products such as optical switches, notebook and desktop computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

For further information contact Paul Coghlan at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, California 95035-7417, (408) 432-1900.

Exhibit 99.1

LINEAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended (unaudited)
	October 1,	October 2,
	2006	2005
Net sales	$292,116	$256,013
Cost of sales (1)	64,327	55,999
Gross profit	227,789	200,014

Expenses:

Research & development (1)	46,519	37,779
Selling, general & administrative (1)	34,425	31,150
	80,944	68,929
Operating income	146,845	131,085
Interest income, net	16,037	11,622

Income before income taxes	162,882	142,707
Provision for income taxes	50,493	43,526

Net income	$112,389	$99,181

Earnings per share:
Basic	$0.37	$0.32
Diluted	$0.37	$0.31

Shares used in the calculation of
earnings per share:
Basic	302,104	306,336
Diluted	307,740	315,940

Pro forma earnings per share excluding
the effects of stock-based compensation:
Basic	$0.41	$0.35
Diluted	$0.41	$0.35

Pro forma shares used in the calculation of pro forma earnings per share:
Basic	302,104	306,336
Diluted	305,826	313,429

(1) Includes stock-based compensation charges as follows:

Cost of sales	$2,762	$1,207
Research and development	8,902	5,923
Sales, general and administrative	5,422	6,208
Total stock-based compensation	$17,086	$13,338

Exhibit 99.1
LINEAR TECHNOLOGY CORPORATION
RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME
(In thousands, except per share amounts)

	Three Months Ended (unaudited)
	October 1,	October 2,
	2006	2005

Net income	$112,389	$99,181

Adjustments to reconcile net income to
pro forma net income
Stock-based compensation	17,086	13,338
Tax effect	(5,297)	(4,068)
Pro forma net income	$124,178	$108,451

Pro forma earnings per share excluding

the effects of stock based compensation:
Basic	$0.41	$0.35
Diluted	$0.41	$0.35

Shares used in the calculation of
pro forma earnings per share:
Basic	302,104	306,336
Diluted	305,826(1)	313,429(1)

(1) Excludes 1,914 and 2,511 shares for the three months ended October 1, 2006 and October 2, 2005, respectively, to conform diluted outstanding shares calculated under FAS123R to diluted shares calculated under prior accounting standards.

FAS123R - Share-Based Payment became effective and was adopted by the Company during the quarter ended October 2, 2005. FAS123R requires the Company to estimate the cost of all forms of stock-based compensation, including employee stock options, and to record a commensurate expense in the income statement. To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company’s earnings per share, which is adjusted to reflect the GAAP results to exclude all stock-based compensation. This non-GAAP presentation of earnings per share is provided to enhance the user’s overall understanding of the Company’s historical financial performance and comparability between periods. We believe the non-GAAP results provide useful information to investors by excluding stock-based compensation.

Exhibit 99.1

LINEAR TECHNOLOGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	October 1,	July 2,
	2006	2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash, cash equivalents and
short-term investments	$1,813,809	$1,819,587

Accounts receivable, net of
allowance for doubtful
accounts of $1,797 ($1,818
at July 2, 2006)	154,263	154,297

Inventories	42,085	39,031
Deferred tax assets and
Other current assets	61,846	64,221
Total current assets	2,072,003	2,077,136

Property, plant & equipment, net	261,502	247,969
Other noncurrent assets	65,520	65,790
Total assets	$2,399,025	$2,390,895

LIABILITIES & STOCKHOLDERS’
EQUITY:
Current liabilities:
Accounts payable	$21,520	$14,574

Accrued income taxes, payroll & other accrued liabilities	179,495	174,239

Deferred income on shipments
to distributors	41,024	48,013
Total current liabilities	242,039	236,826

Deferred tax and other long-term
liabilities	48,282	49,571

Stockholders’ equity:

Common stock	1,080,710	1,063,446
Retained earnings	1,029,654	1,046,137
Accumulated other comprehensive
income	(1,660)	(5,085)
Total stockholders’ equity	2,108,704	2,104,498
	$2,399,025	$2,390,895